Exhibit 10 (e) (iii)

             SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


          THIS SECOND AMENDMENT to the Employment Agreement by and between SCHERING-PLOUGH CORPORATION, a New Jersey corporation (the "Company"), and HUGH A. D'ANDRADE (the
"Employee") dated as of June 28, 1994, as amended as of March
1, 1995 (as so amended, the "Employment Agreement"), made and entered into as of this 11th day of December, 1995.

          WHEREAS, the Company and the Employee wish to amend the Employment Agreement as set forth below;

          NOW, THEREFORE, IN CONSIDERATION of the mutual promises, covenants and agreements set forth below, it is hereby agreed as follows:

          1. Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

          The Company agrees to employ the Employee and the Employee agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for the period beginning on January 1, 1996, and ending as of the close of business on December 31, 2000 (the "Employment Period"); provided, however, that the Employment Period shall be extended for an additional five-year period commencing on the Effective Date (as defined in Section 11(d) below) and ending on the fifth anniversary of the Effective Date; and provided further that unless on or before the December 1 immediately preceding each December 31 on which the Employment Period would otherwise end, either party delivers to the other party a written notice of its election to terminate such employment on such December 31, the Employment Period shall be extended for additional one-year periods commencing on the January 1 immediately succeeding such December 31 and ending on the following December 31; and provided further that, if not previously terminated, the Employment Period shall terminate on November 30, 2003.

          2. The first sentence of Section 2(a) is hereby amended to read in its entirety as follows:

          During the Employment Period, the Employee shall be employed as Vice Chairman of the Board and Chief Administrative Officer of the Company, reporting to the Chief Executive Officer of the Company, and with the duties and powers held by him as of January 1, 1996 and such other duties consistent therewith as the Chief Executive Officer may assign him from time to time.

                      3. The second sentence of Section 11(a) is hereby amended by striking the words "Executive Vice President" and by substituting the words "Vice Chairman of the Board and Chief Administrative Officer."

          4. The definition of "Change of Control" contained in Section 11(c) of the Employment Agreement shall be amended by adding the following proviso at the end of clause (i) of subparagraph (i) thereof:

          and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Stock or Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) of the foregoing proviso, and such Person subsequently acquires beneficial ownership of additional common stock or voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Stock or Outstanding Company Voting Securities;

          5. This Second Amendment shall become effective as of January 1, 1996.

          6.  Except as provided above, the Employment
Agreement shall continue in effect without alteration as in effect on the date hereof. The Employment Agreement, as amended by this Second Amendment, constitutes the entire agreement of the parties and supersedes all prior agreements and understandings with respect to the subject matter hereof and thereof.


          IN WITNESS WHEREOF, the Employee and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.





                                                 Hugh A. D'Andrade


                                                SCHERING-PLOUGH CORPORATION


                                                 Robert P. Luciano
                                                 Chairman of the Board
21083-1